EXHIBIT 10.2

Contribution Agreement
(Toshiba)
By and Between
Toshiba Corporation
And
NRG Nuclear Development Company LLC
**

**	This Portion has been redacted pursuant to a confidential treatment request.

	ARTICLE I
	DEFINITIONS

1.1	Definitions	1
1.2	Construction	1

	ARTICLE II
	CONTRIBUTION

2.1	Contribution by Toshiba	2

	ARTICLE III
	CLOSING

3.1	Closing	2
3.2	Closing Conditions	2
3.3	Closing Deliveries	4
3.4	Completion of Due Diligence	6

	ARTICLE IV
	REPRESENTATIONS AND WARRANTIES OF TOSHIBA

4.1	Organization; Power of Authority	6
4.2	Execution and Delivery	6
4.3	Non-Contravention	6
4.4	Brokers, Finders and Investment Bankers	7

	ARTICLE V
	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1	Organization; Power of Authority	7
5.2	Execution and Delivery	7
5.3	Non-Contravention	7
5.4	Brokers, Finders and Investment Bankers	8
5.5	Legal Proceedings	8
5.6	NRG Contribution Agreement	8

	ARTICLE VI
	ADDITIONAL AGREEMENTS AND COVENANTS

6.1	Capital Calls	8
6.2	Transaction Costs	8
6.3	Indemnifications by Toshiba	8
6.4	Indemnifications by the Company	9
6.5	Indemnification Procedure	9
6.6	Liability Limits	11
6.7	Exclusive Remedy	11
6.8	Consequential Damages	11
6.9	Termination	12
Contribution Agreement
(Toshiba)

i

	ARTICLE VII
	GENERAL

7.1	Successors and Assigns	12
7.2	Amendments	12
7.3	No Merger	13
7.4	Further Assurances	13
7.5	Notices	13
7.6	Entire Agreement	14
7.7	Governing Law	14
7.8	Dispute Resolution	14
7.9	Severability	14
7.10	Counterparts	14
7.11	Remedies	15
EXHIBITS

A	-	Defined Terms
B	-	Company LLC Agreement
C	-	Arbitration Procedures
Contribution Agreement
(Toshiba)

ii

SCHEDULES

Schedule 4.3	Toshiba Non-Contravention
Schedule 5.3	Company Non-Contravention
Schedule 5.5	Legal Proceedings
Contribution Agreement
(Toshiba)

iii

GLOSSARY OF DEFINED TERMS
The page or Exhibit location of the definition of each capitalized term used in this Agreement is set forth in this Glossary:

Affiliate	Exhibit A
Agreement	1
Arbitration Notice	Exhibit C
Arbitrator	Exhibit C
Basket Amount	11
Business Day	Exhibit A
CFIUS	4
Charter Documents	Exhibit A
Claim	9
Closing	2
Closing Date	2
Company	1
Company LLC Agreement	5
Company Parties	8
Contributing Parties	9
CPR	Exhibit C
Dispute	Exhibit C
Disputing Party	Exhibit C
Effective Date	1
Exon-Florio	4
Genco	1
Governmental Authority	Exhibit A
Indemnified Party	9
Indemnifying Party	9
Knowledge of the Company	Exhibit A
Law	Exhibit A
Litigation Counsel	9
Losses	Exhibit A
NRC	Exhibit A
NRG	2
NRG Contribution Agreement	1
Participation Agreement	Exhibit A
Parties	1
Party	1
Person	Exhibit A
Project Land	Exhibit A
Rules	Exhibit C
SEO	Exhibit C
South Texas	1
South Texas Plant Site	Exhibit A
South Texas Project	Exhibit A
ST3&4 Project	Exhibit A
Toshiba	1
Toshiba Member	Exhibit A
Transaction Documents	Exhibit A
Tribunal	Exhibit C
Contribution Agreement
(Toshiba)

CONTRIBUTION AGREEMENT
(Toshiba)
     This CONTRIBUTION AGREEMENT (Toshiba) (this “Agreement”) is made as of ** (the "Effective Date”), by and between Toshiba Corporation, a Japanese corporation (“Toshiba”) and NRG Nuclear Development Company LLC, a Delaware limited liability company (the “Company”). Toshiba and the Company are individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Texas Genco Holdings, Inc. (“Genco”), a Texas corporation, and NRG South Texas LP, a Texas limited partnership (“South Texas”) pursuant to a Contribution Agreement (NRG) ** (the “NRG Contribution Agreement”) have agreed to contribute to the Company certain development rights related to the development of additional nuclear generation facilities on the Project Land, as well as certain intangibles related to the nuclear energy generation industry and other rights and assets, as more fully described in the NRG Contribution Agreement (the “Contributed Assets”); and
     WHEREAS, the Parties desire to enter into this Agreement to evidence the agreement of Toshiba to contribute (directly or indirectly through the Toshiba Member) cash to the Company on the terms hereof.
     NOW, THEREFORE, in consideration of the premises, the agreements and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENTS
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings given to them in Exhibit A. The Glossary of Defined Terms, which follows the Table of Contents, sets forth the location in this Agreement of the definition for each capitalized term used herein.
     1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) each reference to an Article or Section refers to such Article or Section of this Agreement; (c) each reference to a Schedule or an Exhibit refers to such Schedule or Exhibit attached to this Agreement, which is made a part hereof for all purposes; (d) each reference to a Law refers to

**	This Portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
(Toshiba)

such Law as it may be amended from time to time, and each reference to a particular provision of a Law includes any corresponding provision of any succeeding Law; (e) the word “including” means “including, but not limited to”; and (f) each reference to money refers to the legal currency of the United States of America.
ARTICLE II
CONTRIBUTION
     2.1 Contribution by Toshiba. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, Toshiba shall (a) contribute to the Company the Toshiba Initial Contribution (as defined in the Company LLC Agreement) of $50,000,000 and (b) be committed to contribute the subsequent cash investments of an additional $250,000,000 (for an aggregate investment of $300,000,000) described in Section 6.1 in exchange for 12% of the “Class A Membership Units” and 12% of the “Class B Membership Units” of the Company to be obtained by Toshiba or the Toshiba Member (as applicable) on execution of, and pursuant to the terms of, the Company LLC Agreement.
ARTICLE III
CLOSING
     3.1 Closing. The consummation of the actions described in Article II (the “Closing”) shall be held at a location selected by the Parties, or if not otherwise selected at the offices of South Texas at 1301 McKinney, Suite 2300, Houston, Texas 77010 on a date that is five (5) Business Days after satisfaction of the conditions set forth in Section 3.2, other than those that can only be satisfied as of the Closing Date (or such other date as the Parties may agree in writing) (the “Closing Date”) and shall be deemed to have occurred at 11:59 p.m., central daylight time.
     3.2 Closing Conditions. The obligation of each of the Parties to proceed with the Closing is subject to the following:
(a)	Toshiba shall have completed its review and due diligence of the ST3&4 Project and the Contributed Assets and confirm the valuations implied by the transactions contemplated by this Agreement and shall not have timely provided to the Company in writing the notice contemplated by Section 3.4 that the foregoing conditions have not been satisfied;

(b)	the Contributed Assets shall have been contributed to the Company in accordance with the terms of the NRG Contribution Agreement and there shall:
(i)	be no then existing defaults by any party to the NRG Contribution Agreement, or

(ii)	have been no breaches of any of the representations and warranties of any party to the NRG Contribution Agreement;
Contribution Agreement
(Toshiba)

(c)	there shall exist no agreements between (i) the Company and (ii) NRG Energy, Inc. (“NRG”) or any Affiliates of NRG, other than this Agreement, the NRG Contribution Agreement and any other agreement expressly consented to by Toshiba in writing;

(d)	Toshiba and the Toshiba Member (if applicable) shall have received a certificate, dated as of the Closing Date and duly executed by an officer of each of NRG and the Company as to the foregoing Section 3.2(c);

(e)	Toshiba and the Toshiba Member (if applicable) shall have received a certificate, dated as of the Closing Date and duly executed by an officer of each of NRG and the Company that there:
(i)	have been no amendments or modifications to the NRG Contribution Agreement by the parties thereto that would represent a breach of the representation and warranty set forth in Section 5.6 of this Agreement; and

(ii)	have been no express or implied waivers of the NRG Contribution Agreement by any party thereto, except in each case of (i) and (ii) those consented to by Toshiba;

(f)	the accuracy in all material respects of the representations and warranties hereunder of the other Party hereto and the compliance by such other Party with its material obligations hereunder;

(g)	the obtaining of all approvals and consents set forth on Schedule 4.3 or 5.3, or with respect to such matters that under the applicable Law do not require consent but require that the Parties wait an amount of time prior to the Closing, the passage of the applicable amount of time;

(h)	there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Authority of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated, no proceeding or lawsuit shall have been commenced by any Governmental Authority for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Authority indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by a Party or a material restriction on a Party’s operations as a result of such matter;
Contribution Agreement
(Toshiba)

(i)	The Company and Toshiba shall have agreed on the provisions of, and the Company shall have adopted, a management and employee profit participation incentive plan;

(j)	The Company ** shall have agreed with Toshiba in writing on an interest **rate for the **;

(k)	The Parties shall have submitted to the Committee on Foreign Investment in the United States of America (“CFIUS”) a joint notification under the Exon-Florio Amendment to the Defense Production Act of 1950 (“Exon-Florio”) and any other submissions under Exon-Florio that are required to be made in connection with this Agreement and the transactions contemplated hereby as soon as practicable following the execution of this Agreement, and CFIUS shall have notified the Parties in writing that a determination has been made that there are no issues of national security sufficient to warrant investigation under Exon-Florio, or, if applicable, the President of the United States of America shall have made a decision not to block the transaction;

(l)	no fewer than 31 calendar days shall have elapsed from the Effective Date; and

(m)	NRG and Toshiba shall have agreed on:
(i)	with respect to the budget for the Company for the twenty-four (24) months following the Closing, to be attached as Exhibit D to the Company LLC Agreement, (A) prior to March 31, 2008, the general and administrative portion of such budget and (B) the remaining portion of such budget; and

(ii)	the percentage margin over project costs (other than profit, contingency and general and administrative costs) that will cover collectively profit and contingency in the EPC contract for the ST3&4 Project no later than May 2, 2008; provided, however, the parties will work in good faith to reach agreement as early as March 31, 2008. For the avoidance of doubt, the percentage margin will not cover general and administrative costs.
3.3	Closing Deliveries. (a) At the Closing, Toshiba or the Toshiba Member (as applicable) shall execute and deliver, as applicable, to the Company the following documents, where the execution or delivery of documents is

**	This portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
(Toshiba)

contemplated, and shall take or cause to be taken the following actions, where the taking of action is contemplated:
(i)	The Toshiba Initial Contribution paid to the Company by wire transfer of immediately available funds to an account of the Company specified in writing by the Company at least 5 Business Days prior to the Closing Date;

(ii)	The Amended and Restated Operating Agreement of the Company in the form of Exhibit B (the “Company LLC Agreement”), duly executed by Toshiba or the Toshiba Member (as applicable);

(iii)	A certificate, duly executed by authorized officer of Toshiba, certifying to the Company the truth as of the Closing of the representations and warranties of such entity as set forth in Article IV hereof; and

(iv)	Such other instruments and documents as are reasonably necessary to effect the transactions contemplated hereby to occur at Closing.
(b)	At the Closing, the Company shall execute and deliver, as applicable, to Toshiba the following documents, where the execution or delivery of documents is contemplated, and shall take or cause to be taken the following actions, where the taking of action is contemplated:
(i)	The Company LLC Agreement, duly executed by each member of the Company that is an Affiliate of Genco;

(ii)	A certificate, duly executed by authorized officer of the Company, certifying to Toshiba the truth as of the Closing of the representations and warranties of such entity as set forth in Article V hereof; and

(iii)	Such other instruments and documents as are reasonably deemed necessary to effect the transactions contemplated hereby to occur at Closing.
Contribution Agreement
(Toshiba)

     3.4 Completion of Due Diligence. Toshiba shall undertake and complete its review of the matters described in Section 3.2(a) such that it shall provide to the Company on or before March 31, 2008 either (a) a notice in writing that the condition in Section 3.2(a) has been satisfied, or (b) a notice that it is not satisfied, in Toshiba’s sole discretion, with the results of its review of the materials. If a notice is not timely sent under (a) or (b) above, then Toshiba will be deemed to have given the notice under (b) above.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TOSHIBA
     Toshiba hereby represents and warrants to the Company as of the date hereto and as of the Closing as follows (provided that such representations and warranties regarding the Toshiba Member shall only be made and deemed given if Toshiba invests in the Company through the Toshiba Member):
     4.1 Organization; Power of Authority. Each of Toshiba and the Toshiba Member is (or, in the case of the Toshiba Member, shall be prior to Closing) duly formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its formation. If required by applicable Law, each of Toshiba and the Toshiba Member is (or, in the case of the Toshiba Member, shall be prior to Closing) duly qualified and (if applicable) in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of formation, and Toshiba and the Toshiba Member has (or, in the case of the Toshiba Member, shall have prior to Closing) full power and authority to execute and deliver this Agreement and the other Transaction Documents, in each case to which it is contemplated to be a party, and to perform its obligations hereunder and thereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, or beneficiaries, necessary for the due authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents (in each case to which it is contemplated to be a party) have been duly taken.
     4.2 Execution and Delivery. Toshiba has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of Toshiba enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).
     4.3 Non-Contravention. Each of Toshiba’s and the Toshiba Member’s authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is contemplated to be a party does not and will not (a) conflict with, or result in a breach, default or violation of, (i) the Charter Documents of Toshiba or the Toshiba Member, (ii) any contract or agreement to which Toshiba or the Toshiba Member is a party or is otherwise subject or (iii) any Law to which Toshiba or the Toshiba Member is subject or (b) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless in each case such requirement has already been satisfied or such matter is set forth in Schedule 4.3, except (other than with respect to clause
Contribution Agreement
(Toshiba)

(a)(i)) any conflict, breach, default or violation that could not reasonably be expected to have a material adverse effect on the ability of Toshiba or the Toshiba Member to perform its obligations under this Agreement or any Transaction Document to which it is contemplated to be a party.
     4.4 Brokers, Finders and Investment Bankers. Neither Toshiba nor any of its Affiliates, nor any of their respective partners, members, shareholders, directors, officers or employees has employed or retained any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby, in each case for which the Company has liability.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to Toshiba as of the date hereof and as of the Closing as follows:
     5.1 Organization; Power of Authority. The Company is duly formed, validly existing, and in good standing under the Law of the jurisdiction of its formation. If required by applicable Law, the Company is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of formation, and the Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, or beneficiaries, necessary for the due authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents by the Company have been duly taken.
     5.2 Execution and Delivery. The Company has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).
     5.3 Non-Contravention. The Company’s authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents does not and will not (a) conflict with, or result in a breach, default or violation of, (i) the Charter Documents of the Company, (ii) any contract or agreement to which the Company is a party or is otherwise subject or (iii) any Law to which the Company is subject or (b) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless in each case such requirement has already been satisfied or such matter is set forth in Schedule 5.3, except, with respect to clause (a)(ii), any conflict, breach, default or violation that could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any Transaction Document to which it is contemplated to be a party.
Contribution Agreement
(Toshiba)

     5.4 Brokers, Finders and Investment Bankers. Neither the Company nor any of its Affiliates, nor any of their respective partners, members, shareholders, directors, officers or employees has employed or retained any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby for which either of the Parties hereto has liability.
     5.5 Legal Proceedings. Except as set forth on Schedule 5.5, there are no proceedings pending or, to the Knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.
     5.6 NRG Contribution Agreement. A true and current copy of the fully executed NRG Contribution Agreement and all exhibits and schedules thereto has been provided to Toshiba. Except for the supplementing or amendment of the schedules thereto pursuant to Section 7.11 of the NRG Contribution Agreement that does not result in a Material Adverse Effect (as defined in the NRG Contribution Agreement), and except for waivers or amendments that have been provided to, and consented to by, Toshiba prior to the date of the satisfaction of the conditions set forth in Section 3.2, since such date there has been no amendment to, or waiver by the Company of, the obligations of Genco and South Texas under the NRG Contribution Agreement.
ARTICLE VI
ADDITIONAL AGREEMENTS AND COVENANTS
     6.1 Capital Calls. Toshiba shall cause the Toshiba Member to contribute to the Company the Toshiba Committed Contributions in accordance with the Company LLC Agreement; provided, however, that the Toshiba Member shall not be obligated to make aggregate Capital Contributions pursuant to Section 6.2(b) of the Company LLC Agreement in excess of $150,000,000.00 until the following conditions are satisfied:
(a)	Toshiba’s receipt of task orders for layout work on additional ABWR units on fair market terms; and

(b)	the Company having submitted to the NRC a written statement of intent to develop additional units using Toshiba ABWR technology and Toshiba as the EPC contractor.
     6.2 Transaction Costs. Each Party shall bear and pay all of its own costs, fees and expenses, including any legal fees, brokerage commissions or finders’ fees, if any, incurred by or on its behalf in connection with the transactions contemplated by this Agreement and the other Transaction Documents.
     6.3 Indemnifications by Toshiba. Subject to the other terms of this Article VI, Toshiba shall indemnify, defend and hold harmless the Company and its directors, officers, employees, successors, assigns and representatives (collectively, “Company Parties”) from and
Contribution Agreement
(Toshiba)

against any and all Losses arising out of or resulting from (a) the failure of any of Toshiba’s representations or warranties contained in this Agreement or the certificates to be delivered at Closing to be true and correct and (b) the failure of Toshiba to perform any of its covenants or obligations under this Agreement.
     6.4 Indemnifications by the Company. Subject to the other terms of this Article VI, the Company shall indemnify, defend and hold harmless Toshiba and its directors, officers, employees, successors, assigns, and representatives (collectively, the “Contributing Parties”) from and against any and all Losses arising out of or resulting from (a) the failure of any of the Company’s representations or warranties contained in this Agreement or the certificates to be delivered at Closing to be true and correct or (b) the failure of the Company to perform any of its covenants or obligations under this Agreement.
     6.5 Indemnification Procedure.
(a)	Promptly following receipt by either the Company Parties or the Contributing Parties (each an “Indemnified Party”) of notice by a third party (including any Governmental Authority) of any complaint or the commencement of any audit, investigation, action or proceeding (in each case, a “Claim”) with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Loss, such Indemnified Party shall notify Toshiba or the Company, as the case may be (the “Indemnifying Party”); provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such Claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in the loss by the Indemnifying Party of (or other limitations to) rights and defenses otherwise available to the Indemnifying Party or the Indemnified Party with respect to such Claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter, to assume the defense of such Claim (which may be with a reservation of rights to deny liability under an indemnity), including the employment of counsel hired in consultation with the Indemnified Party (“Litigation Counsel”) and the payment of the fees and disbursements of such Litigation Counsel and other costs of such defense. In the event, however, that the Indemnifying Party declines or fails to assume the defense of such Claim as provided above or to employ Litigation Counsel, in either case within such twenty (20) day period, then such Indemnified Party may employ counsel to represent or defend the Indemnified Party in any such Claim, and the Indemnifying Party shall promptly reimburse the Indemnified Party for all reasonable fees and disbursements of such counsel and other reasonable costs of such defense (which reimbursement obligation shall accrue from the first dollar of such costs as incurred by the Indemnified Party). In any event, the Indemnifying Party shall not be required to pay the fees and disbursements
Contribution Agreement
(Toshiba)

of more than one counsel for all Indemnified Parties in any jurisdiction in connection with such Claim, unless Litigation Counsel determines that continued representation of the Indemnified Party is inappropriate due to a conflict of interest under applicable ethical rules resulting from its representation of both the Indemnifying Party and such Indemnified Party, in which case, the Indemnifying Party shall have the option of (i) appointing substitute counsel that does not believe it is subject to such a conflict of interest or (ii) employing and paying the fees and disbursements of different counsel to represent such Indemnified Party. Notwithstanding the Indemnifying Party’s election to assume the defense of any third party Claim, the Indemnified Party shall have the right at its cost to employ separate counsel (including local counsel) to monitor (but not control) such defense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use commercially reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

(b)	No Indemnified Party may settle or compromise any Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such Claim pursuant to Section 6.5(a), (ii) such settlement, compromise or consent does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnifying Party and (iii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its directors, officers, employees, successors, assigns and representatives from all liability arising out of such Claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party and its directors, officers, employees, successors, assigns and representatives from all liability arising out of such Claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any material manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

(c)	If an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such Claim to the appropriate Indemnifying Party. Such notice shall specify the basis for
Contribution Agreement
(Toshiba)

such Claim. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any Claim made pursuant to this Section 6.5(c). If the Indemnifying Party agrees it is liable for such Claim, it shall pay the amount of such liability to the Indemnified Party **, or, in the case of any notice in which the amount of the Claim (or any portion of the Claim) is estimated, ** after such later date when the amount of such Claim (or such portion of such Claim) becomes finally determined. In the event the Indemnifying Party does not respond to such Claim or disputes its liability with respect to such Claim, such Indemnified Party and the appropriate Indemnifying Party shall, as promptly as possible, establish the merits and amount of such Claim by making good faith efforts to come to an agreement or, failing** mutual agreement, by the exercise of such legal remedies as may be available, subject to Sections 6.6, 6.7 and 6.8.
     6.6 Liability Limits. Except as expressly provided in the third sentence of Section 6.5(a), notwithstanding anything to the contrary set forth herein, in no event shall there be any liability under Section 6.3(a) or 6.4(a) until the aggregate amount of all Losses suffered arising from matters covered by the indemnity contained such Section exceeds ** (the “Basket Amount”). In no event shall any Company Party or Contributing Party be entitled to assert a claim under Section 6.3(a) or 6.4(a) (as applicable) unless such Claim is submitted in compliance with the other procedures of Section 6.5. The liability of the Indemnifying Party under Section 6.3(a) or 6.4(a) shall not exceed ** No claim for indemnification may be made under Section 6.3(a) or 6.4(a) if the Indemnified Party making the claim had actual knowledge of such breach prior to Closing and elected to consummate the Closing. In determining the amount of any Losses entitled to indemnification under Article VI, the gross amount thereof will be reduced by any insurance proceeds actually received by the claimant with respect to such Losses (net of any related deductibles and self insurance amounts).
     6.7 Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary or any remedies that might otherwise be available under Law (other than claims based on fraud), the remedies set forth in this Article VI and the specific performance remedy referenced in Section 7.11 shall constitute the sole and exclusive remedies of the Parties hereto (or any assignee of a Party to which conveyance is made as contemplated in connection herewith) for any claims arising under this Agreement, the certificates or any other documents executed pursuant to this Agreement to be delivered at Closing.
     6.8 Consequential Damages. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY EVER BE LIABLE TO ANY OTHER PARTY OR THIRD PARTY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES FROM ITS PERFORMANCE UNDER THIS AGREEMENT

**	This portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
(Toshiba)

OR FOR ANY FAILURE OR PERFORMANCE HEREUNDER OR RELATED HERETO, WHETHER ARISING OUT OF BREACH OF CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.
     6.9 Termination. This Agreement may be terminated:
(a)	by mutual consent in writing of the Parties;

(b)	automatically if a notice is given pursuant to Section 3.4(b) or such notice is deemed to have been given;

(c)	by Toshiba at any time on or prior to the date that is 31 calendar days after the Effective Date for any reason or no reason, and in its sole and absolute discretion;

(d)	by written notice by any Party to the other Party, as the case may be, in the event the matters described in Section 3.2(m) have not been agreed in writing on or prior to May 2, 2008; and

(e)	by written notice by any Party to the other Party, as the case may be, in the event the Closing has not occurred on or prior to ** (but such termination shall not relieve a Party of any default under this Agreement arising prior thereto).
ARTICLE VII
GENERAL
     7.1 Successors and Assigns. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns (and in the case of indemnities to the benefit of all Persons indemnified). This Agreement and the rights and obligations hereunder shall not be assigned by either Party hereto without the prior written consent of the other Party, except that either Party may assign an interest in all of its rights and obligations hereunder to any Affiliate; provided that no assignment shall relieve a Party of its obligations hereunder. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a Party any rights or remedies under or by reason of this Agreement, except for (i) the Company, where so identified in this Agreement, and (ii) the indemnified parties expressly identified in this Agreement.
     7.2 Amendments. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each of the Parties. No waiver by either Party of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any
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such breach or a waiver of any other breach of any other term, covenant, representation or warranty.
     7.3 No Merger. Notwithstanding the fact that the Transaction Documents are not intended to, and do not, contain representations and warranties beyond those made in this Agreement, the Parties agree that the representations and warranties of the Parties in this Agreement shall not be extinguished or limited in any respect by, or be merged into, the Transaction Documents.
     7.4 Further Assurances. Each Party agrees to execute such further instruments or documents as the other Party may from time to time reasonably request in order to confirm or carry out the transactions contemplated in this Agreement; provided that no such instrument or document shall expand a Party’s liability beyond that contemplated in this Agreement.**
     7.5 Notices. Unless otherwise provided herein, all notices, requests, consents, approvals, demands and other communications to be given hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) actual receipt or (d) the expiration of four Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a party hereto as shall be specified by like notice):
          If to Toshiba, to:
          **
               and to:
               **
          If to the Company, to:
          **
               with a copy to:
               **
Either Party may change its Notice address by giving written notice to the other in the manner specified above.

**	This portion has been redacted pursuant to a confidential treatment request.
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     7.6 Entire Agreement. This Agreement, the other Transaction Documents, the attached schedules and exhibits and the agreements and documents to be executed pursuant to this Agreement constitute the entire agreement between the Parties as of the date of this Agreement and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.
     7.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK. The foregoing shall not apply to the conveyance instruments delivered pursuant to this Agreement to the extent the law of any state in which any particular asset or property is located mandates that the law of that state apply to the conveyance of the asset or property located there.
     7.8 Dispute Resolution.
(a)	Each Party hereby agrees that any dispute, controversy or claim between the Parties arises under this Agreement or is connected with or related in any way to this Agreement or any right, duty or obligation arising hereunder or the relationship of the Parties hereunder may be so submitted to binding arbitration hereunder and pursuant to the procedures set forth in Exhibit C, and if so submitted, shall be resolved exclusively and finally through such binding arbitration. This Section 7.8 and Exhibit C constitute a written agreement by the Parties to submit to arbitration any Dispute arising under or in connection with this Agreement within the meaning of the Federal Arbitration Act, 9 U.S.C. §§ 1, et. seq.

(b)	Prior to the appointment of the arbitration tribunal, either Party may seek provisional relief, including provisional injunctive relief, from any court of competent jurisdiction, and the application for such relief shall not be deemed inconsistent with, or a waiver of, the right to arbitrate the Dispute. With respect to any such application for provisional relief, the Parties irrevocably submit to the personal jurisdiction of the state and federal courts located in Washington, D.C., and waive objection to venue. Once the arbitration tribunal is appointed, all subsequent applications for provisional relief shall be made to the arbitration tribunal.
     7.9 Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under any Law, the remaining provisions hereof shall not be affected thereby. In such event, the Parties hereto agree and consent that such provisions and this Agreement shall be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.
     7.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.
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     7.11 Remedies. Each Party acknowledges that the remedies at law of the Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, either Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available. Notwithstanding Section 7.8, either Party may seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending mediation or arbitration.
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     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

TOSHIBA CORPORATION
By:	/s/ Hideo Kitamura
	Name:	Hideo Kitamura
	Title:	Executive Officer Corporate Vice President President and CEO Power Systems Company

NRG NUCLEAR DEVELOPMENT COMPANY LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	President
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Signature Page

EXHIBIT A
Definitions
     “Affiliate” means with respect to an entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Tokyo, Japan are authorized or required by law to be closed.
     “Charter Documents” means, with respect to any Person, the articles of incorporation or association and by-laws, the limited liability company agreement, or limited partnership agreement or other agreement or agreements that establish the legal personality of such Person.
     “Governmental Authority” means any federal, state or local governmental entity, authority or agency, court, tribunal, regulatory commission or other body, whether legislative, judicial or executive (or a combination or permutation thereof).
     “Knowledge of the Company” means the actual knowledge of the following individuals: **
     “Law” means any statute, law, treaty, rule, code, ordinance, regulation, permit, or certificate of any Governmental Authority, any interpretation of any of the foregoing by any Governmental Authority, or any binding judgment, decision, decree, injunction, writ, order or like action of any court, arbitrator or other Governmental Authority.
     “Losses” means damages, claims, liabilities, losses, costs and expenses (including reasonable fees and expenses of counsel and court costs).
     “NRC” means the US Nuclear Regulatory Commission.
     “Participation Agreement” means that Amended and Restated South Texas Project Participation Agreement, effective as of November 17, 1997, between City of San Antonio, City of Austin and South Texas (as successor in interest to Central Power and Light Company and Houston Lighting & Power Company).
     “Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

**	This portion has been redacted pursuant to a confidential treatment request.
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     “Project Land” means the portion of the South Texas Plant Site, which shall be allocated for the exclusive use of the ST3&4 Project.
     “South Texas Plant Site” has the meaning given such term in the Participation Agreement.
     “South Texas Project” has the meaning given such term in the Participation Agreement.
     “ST3&4 Project” means the units 3 and 4 of the South Texas Project contemplated to be developed by the Company.
     “Toshiba Member” means a wholly-owned direct or indirect subsidiary of Toshiba through which Toshiba will hold its membership interest in the Company.
     “Transaction Documents” means, collectively, this Agreement, the Company LLC Agreement, and the Contribution and Assumption Agreement (as defined in the NRG Contribution Agreement), in each case, as amended, and all certificates and other documents required to be delivered by the Parties at the Closing.
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EXHIBIT B
Form of Company LLC Agreement

**	This portion has been redacted pursuant to a confidential treatment request.
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EXHIBIT C
Arbitration Procedures
     1.1 Disputes. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or to the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement (whether extra-contractual in nature, sounding in contract, tort or otherwise, or provided for by federal or state statute, common law or otherwise) (hereafter a “Dispute”) shall be finally resolved by binding arbitration under the Non-Administered Arbitration Rules of the International Institute for Conflict Prevention and Resolution (the “Rules”) then in force to the extent such Rules are not inconsistent with the provisions of this Agreement.
     1.2 Negotiation to Resolve Disputes. If a Dispute arises out of or relates to this Agreement, a Party may give notice to all other Parties that it intends to initiate the dispute resolution procedures set forth herein. Promptly upon receipt of such notice, each Party that is a party to the Dispute (each, a “Disputing Party”) shall refer such Dispute to a senior executive officer (“SEO”) of each Disputing Party (or of Toshiba’s Power Systems Company, in the case of Toshiba). The SEOs will meet in person or by teleconference as soon as mutually practicable in order to try and resolve the Dispute. If the SEOs are unable to resolve the Dispute on or before the 30th Day after such notice, any Disputing Party may commence an arbitration under this Appendix B by notifying each Party (an “Arbitration Notice”).
     1.3 Selection of Arbitrators.
     (a) Three Arbitrators. Any arbitration conducted under this Appendix B shall be heard by three arbitrators (each an “Arbitrator” and collectively the “Tribunal”) selected in accordance with this Section 1.3. Each Disputing Party and any proposed Arbitrator shall, as soon as practicable, disclose to the other Disputing Parties any business, personal or other relationship or affiliation that may exist between any Party and the proposed Arbitrators. The Disputing Parties may then object to any of the proposed Arbitrators on the basis of such relationship or affiliation. The validity of any such objection shall be determined according to the Rules.
          (b) Selection of Arbitrators. Except as provided for in this Section 1.3, the Tribunal shall be appointed according to the Rules. In the Arbitration Notice, the Disputing Party requesting arbitration shall nominate one Arbitrator. The Disputing Party named as respondent by the claimant shall nominate one Arbitrator. Within 30 Days of the appointment of the second Arbitrator, the two party-appointed Arbitrators shall appoint a third Arbitrator who shall chair the arbitration. Where the Dispute at issue involves more than two Disputing Parties, the International Institute for Conflict Prevention and Resolution (“CPR”) shall provide a list of potential Arbitrators. Within seven (7) days of receiving this list, each Disputing Party shall provide to CPR a ranking of the potential Arbitrators on such list showing such Disputing Party’s order of preference among such proposed Arbitrators, with any one or more Disputing Parties who are Affiliates of one another submitting one common ranked list. The CPR shall then
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appoint all three Arbitrators as it shall determine in its discretion but taking into account to the extent practical the Disputing Parties’ preferences.
     1.4 Conduct of Arbitration. The Tribunal shall expeditiously (and, if practicable, consistent with the Tribunal’s primary responsibility to justly adjudicate the dispute before it, within 180 Days after the appointment of the third Arbitrator) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Washington, D.C. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et. seq. Except as expressly provided to the contrary in this Agreement, the Tribunal shall have the power to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each Party will provide such materials, information, testimony and evidence requested by the Tribunal, subject to such protective orders as the Tribunal determines necessary for the protection of any information so requested that is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and to grant injunctive relief and enforce specific performance. The Tribunal shall not have the power to award punitive or any other form of indirect or non-compensatory damages, even if such are available under the governing law and even if a court would otherwise be empowered to avoid this limitation on damages to make such an award. If it deems necessary, the Tribunal may propose to the Disputing Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Disputing Parties, which shall not be unreasonably withheld. The decision of the Tribunal (which shall be rendered in writing) shall be final, nonappealable and binding upon the Parties and may be enforced in any court of competent jurisdiction. Each Party hereby consents to the non-exclusive personal jurisdiction and venue of the Washington D.C. courts for any proceedings in aid of arbitration under this Section, including any request for interim or injunctive relief. Notwithstanding the foregoing consent, the Parties may nevertheless seek interim or injunctive relief from any court of competent jurisdiction.
     1.5 Arbitration Costs and Expenses. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Tribunal and any experts retained by the Tribunal, shall be borne by the Disputing Party or Disputing Parties who is or are the least successful in such process, which shall be determined by the Tribunal by comparing the position asserted by each Disputing Party on all disputed matters taken together to the final decision of the Tribunal on all disputed matters taken together, provided however, that each Disputing Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Tribunal determines that compelling reasons exist for allocating all or a portion of such costs and expenses to the other Disputing Parties.
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